UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2005

Rimage Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, Rimage Corporation (the “Company”) has engaged a strategic planning consultant. On October 21, 2005, the Company’s Board of Directors established a Strategic Planning Committee (the “Committee”) to assist the Board of Directors in its oversight of the Company’s strategic planning. The establishment of the Committee was approved and recommended by the Governance Committee of the Board of Directors. The two members of the Committee are Philip D. Hotchkiss and Steven M. Quist, both of whom are “independent” directors under the Nasdaq Marketplace Rules. Mr. Hotchkiss was appointed as the chair of the Committee. As is the case with other committees of the Board of Directors, members of the Committee will receive $1,500 for each meeting of the Committee and $1,000 for each telephonic meeting that they attend. Further, in recognition of the substantial time and effort the Board of Directors expects the chair to devote in the early stages of the strategic planning process, Mr. Hotchkiss will receive an additional monthly retainer of $6,500 for the first twelve months of his service on the Strategic Planning Committee. The Compensation Committee of the Board of Directors approved and recommended the fees payable to members of the Committee. The Board expects to review the retainers and meeting fees payable to members of the Committee when the initial phase of the strategic planning process is completed.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Company hereby furnishes a press release, issued on October 25, 2005, disclosing material non-public information regarding its results of operations for the quarter ended September 30, 2005 and hereby furnishes statements of its Chief Executive Officer and Chief Financial Officer made on October 25, 2005 at a telephone conference relating to the quarter ended September 30, 2005 results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on October 25, 2005.
99.2	Statements of Bernard P. Aldrich, Chief Executive Officer, and Robert M. Wolf, Chief Financial Officer, at a telephone conference held on October 25, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

Date:	October 25, 2005	By:	/s/ Robert M. Wolf
Robert M. Wolf
Chief Financial Officer